EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                              Three Months Ended June 30, 2000     Three Months Ended June 30, 1999
                              --------    --------  ----------     -------     -------   -----------
                                 Net      Average   Net Income        Net      Average   Net Income
                               Income     Shares    per Share       Income     Shares    Per Share
                              --------    --------  ----------     -------     -------   -----------
EPS - Basic                 $   61,752    283,457   $    0.22     $  53,313    279,509   $   0.19


Effect of dilutive options                  3,148                                2,961
                              --------    -------                  -------     -------


EPS - Diluted               $   61,752    286,605   $    0.22     $  53,313    282,470   $   0.19
                              ========    =======   =========      ========    =======   ===========



                              Six Months Ended June 30, 2000       Six Months Ended June 30, 1999
                              --------    --------  ----------     -------     -------   -----------
                                 Net      Average   Net Income        Net      Average   Net Income
                               Income     Shares    Per Share       Income     Shares    Per Share
                              --------    --------  ----------     -------     -------   -----------

EPS - Basic                 $  123,144    282,810   $    0.44     $ 104,046    279,221   $   0.37


Effect of dilutive options                  2,966                                3,377
                              --------    --------                 --------    -------


EPS - Diluted               $  123,144    285,776   $    0.43     $ 104,046    282,598   $   0.37
                              ========    =======   =========      ========    =======   ===========
